UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 7, 2011

Technical Communications Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	0-8588	04-2295040
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Domino Drive, Concord, MA	01742
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(978) 287-5100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 7, 2011, Technical Communications Corporation held its 2011 Annual Meeting of Stockholders at its corporate headquarters in Concord, Massachusetts.  At the meeting there were present in person or represented by proxy a total of 1,672,588 shares of the Company’s common stock ($0.10 par value), or approximately 92% of the outstanding stock entitled to vote.

At the meeting, the following matters were voted upon by stockholders:

1.
Election of Class II Director:  Stockholders elected Robert T. Lessard as the Class II Director to serve on the Board of Directors for a three-year term expiring at the 2014 Annual Meeting of Stockholders.   Votes were as follows:

	Votes For	Votes Withheld
Robert T. Lessard	842,546	66,205

2.
Stockholder advisory vote on the compensation of named executive officers:  Stockholders voted, on a non-binding, advisory basis, to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement for the meeting.  Votes were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
879,317	22,984	6,450	763,837

3.
Stockholder advisory vote on the frequency of voting on the compensation of named executive officers:  Stockholders chose, on a non-binding, advisory basis, to vote annually on the compensation of the Company’s named executive officers. Votes were as follows:

Every	Every	Every		Broker
1 Year	2 Years	3 Years	Abstentions	Non-Votes
865,130	5,350	33,320	4,000	764,788

4.	Approval of Equity Incentive Plan: Stockholders approved the Technical Communications Corporation 2010 Equity Incentive Plan, as amended and restated. Votes were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
780,127	126,524	2,100	763,837

5.
Ratification of selection of independent registered public accounting firm:  Stockholders ratified the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 24, 2011. Votes were as follows:

Votes For	Votes Against	Abstentions
1,662,820	700	9,068

Item 9.01	Financial Statements and Exhibits.

a.	Financial statements of businesses acquired. Not applicable.

b.	Pro forma financial information. Not applicable.

c.	Shell company transactions. Not applicable

d.	Exhibits. Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Communications Corporation

Dated: February 10, 2011	By: /s/ Carl H. Guild, Jr.
Carl H. Guild, Jr.
President and Chief Executive Officer